UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     August 14, 2003

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 5.  Other Events

On August 14, 2003, Brown-Forman Corporation issued a press release announcing the resolution of certain litigation between itself and Diageo Great Britain Limited relating to the distribution of Jack Daniel's Tennessee Whiskey in the United Kingdom. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated August 14, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   August 14, 2003                   By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Vice Chairman,
                                                General Counsel and Secretary

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN SETTLES LAWSUIT WITH DIAGEO GREAT BRITAIN LIMITED

Louisville, KY, August 14, 2003 - Brown-Forman Corporation announced today that it has entered into an agreement with Diageo Great Britain Limited to settle a lawsuit involving the distribution of Jack Daniel's Tennessee Whiskey in the United Kingdom. The settlement agreement calls for Brown-Forman to pay Diageo
8.9 million British pounds (approximately $14.3 million) to end the controversy between the parties.

Diageo distributed Jack Daniel's in the U.K. under a contract that expired on July 31, 2002. Brown-Forman now distributes Jack Daniel's and its other spirits brands under a cost-sharing agreement with Bacardi.

Brown-Forman had previously disclosed the existence of the litigation and the amount of Diageo's claim in filings with the SEC and in its annual report for fiscal 2003. Diageo claimed that it had the right to extend the contract for an additional three years, based on passing certain required performance standards in the contract. Diageo claimed damages from Brown-Forman in a range of 35 million to 42 million British pounds (approximately $56 million to $67 million) for profits it would have earned during the extension period. Brown-Forman denied that Diageo had met the contract extension standards and sued Diageo in the U.K. for a legal declaration that it was not required to extend the contract. A trial had been scheduled for March 2004. The settlement ends the controversy between the parties, with each side to bear its own litigation costs.

Brown-Forman's previous earnings guidance for fiscal 2004 of $4.10 per share to $4.30 per share did not include the full impact of the Diageo settlement. The payment to Diageo will reduce this year's earnings by approximately $0.11 per share. However, the company still expects to achieve fiscal 2004 earnings within its previously announced range. The company will discuss this settlement and its quarterly results at its conference call on August 27, 2003.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.